EXHIBIT 10(m)

                               SECOND AMENDMENT TO
                     HALLIBURTON COMPANY SENIOR EXECUTIVES'
                           DEFERRED COMPENSATION PLAN
                             AS AMENDED AND RESTATED
                            EFFECTIVE JANUARY 1, 1995

         WHEREAS, HALLIBURTON COMPANY (the "Company") has heretofore adopted the HALLIBURTON COMPANY SENIOR EXECUTIVES' DEFERRED COMPENSATION
PLAN (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan;

         NOW, THEREFORE, the Plan shall be amended as follows, effective January 1, 1996:

         1. The following new Paragraph (J1) shall be added to Article II of the
Plan:

                  "(J1) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended."

         2. Article V of the Plan shall be deleted and the following shall be substituted therefor:

                                   "ARTICLE V

                           Non-Assignability of Awards

              No Participant shall have any right to commute, encumber, pledge, transfer or otherwise dispose of or alienate any present or future right or expectancy which he or she may have at any time to receive payments of any allocations made to such Participant, all such allocations being expressly hereby made non-assignable and non-transferable; provided, however, that nothing in this Article shall prevent transfer (A) by will, (B) by the applicable laws of descent and distribution or (C) pursuant to an order that satisfies the requirements for a "qualified domestic relations order" as such term is defined in section 206(d)(3)(B) of ERISA, including an order that requires distributions to an alternate payee prior to a Participant's "earliest retirement age" as such term is defined in section 206(d)(3)(E)(ii) of ERISA. Attempts to transfer or assign by a Participant (other than in accordance with the preceding sentence) shall, in the sole discretion of the Compensation Committee after consideration of such facts as it deems pertinent, be grounds for terminating any rights of such Participant to any awards allocated to but not previously paid over to such Participant."

         3. As amended hereby, the Plan is specifically ratified and reaffirmed.


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         EXECUTED this 26th day of February, 1996.


                                        HALLIBURTON COMPANY



                                        By: /s/ Richard B. Cheney
                                            Richard B. Cheney
                                            Chairman of the Board, President and
                                            Chief Executive Officer



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